EXHIBIT 21



                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------
Belair Real Estate Corporation                                Delaware

Belport Realty Corporation                                    Delaware

Argosy Realty Corporation                                     Delaware

Bel Residential Properties Trust                              Maryland

Bel Alliance Communities, LLC                                 Delaware